UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville,	Indiana	47006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (812) 931-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 18, 2025, Hillenbrand, Inc. (the “Company”) held its Annual Meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted upon the following proposals:

    (1)    the election of four (4) members of the Company’s Board of Directors;
    (2)    the approval, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers (“Say on Pay Vote”); and
    (3)    the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

The final results of the votes taken at the meeting were as follows:

Proposal 1: Election of three members to the Company’s Board of Directors for terms expiring in 2028:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast In Favor
Gary L. Collar	58,890,522	957,012	5,836,961	98.40%
Joy M. Greenway	57,602,962	2,244,572	5,836,961	96.25%
Joseph T. Lower	59,681,210	166,324	5,836,961	99.72%
Dennis W. Pullin	59,119,846	727,688	5,836,961	98.78%

Proposal 2: Approval, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers (“Say on Pay Vote”):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Percentage of Votes Cast in Favor
58,875,056	916,256	56,222	5,836,961	98.46%

Proposal 3: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Percentage of Votes Cast in Favor
65,507,005	159,362	18,128		99.75%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025                        HILLENBRAND, INC.

BY:    /s/ Nicholas R. Farrell
_____________________________________
Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary
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